United States
Securities and Exchange Commission
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
July 12, 2010

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)

(775) 448-7777
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

International Game Technology (the “Company”) announced that Vincent L. Sadusky was elected to its board of directors on July 12, 2010, effective immediately.  Concurrent with Mr. Sadusky’s election as a director, Mr. Sadusky was appointed to the Audit Committee and the Compensation Committee of the Company.  There are no arrangements or understandings between Mr. Sadusky and any other persons pursuant to which he was selected as a director.  Mr. Sadusky does not have any related person transactions with IGT reportable under Item 404(a) of Regulation S-K.

Mr. Sadusky will receive compensation in accordance with the Company’s standard compensation arrangements for non-executive directors, which are summarized in Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2009 as filed with the Securities and Exchange Commission on February 11, 2010.  In accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with Mr. Sadusky, the form of which was attached as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 1996, as filed with the Securities and Exchange Commission on December 23, 1996.

Item 7.01	Regulation FD Disclosure

The full text of the press release announcing the election of Mr. Sadusky is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: July 13, 2010	By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton Vice President, Corporate Law Department and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated July 13, 2010.